Exhibit 99.1

LightPath Technologies Reports Fiscal 2026 Third Quarter Financial Results

ORLANDO, FL – May 7, 2026 – LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company," "we," or "our"), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced financial results for its fiscal third quarter ended March 31, 2026.

Financial Summary:

	Three Months Ended March 31,
$ in millions	2026	2025	% Change
Revenue	$19.1	$9.2	109%
Gross Profit	$7.0	$2.7	161%
Operating Expenses*	$11.2	$6.1	83%
Net Loss	$(4.1)	$(3.6)	15%
Adjusted EBITDA** (non-GAAP)	$1.1	$(1.6)	170%

*Inclusive of $3.4 million and $0.1 million, respectively, for change in fair value of acquisition earnout liabilities.

**Reconciliation of this non-GAAP financial measure is provided below.

Third Quarter Fiscal 2026 & Subsequent Highlights:

●	Ended the third quarter of fiscal 2026 with a record order backlog of approximately $110.6 million, an increase of 196% from $37.4 million as of June 30, 2025, reflecting growing customer demand for infrared cameras, assemblies, and BlackDiamond™ based optical solutions.

●

Acquired the assets of Amorphous Materials, Inc. (“AM”) in January 2026, an industrial manufacturer with complementary Chalcogenide glass melting technologies for large diameter optics, adding a second U.S. manufacturing location for BlackDiamond™ glass.

●	Hosted an Investor Day in February 2026, during which management outlined the Company’s updated three pillar growth strategy targeting in excess of $300 million in annual revenue within five years, anchored by assemblies, infrared camera systems, and large defense programs.

●

Appointed Doug Schoen as Senior Vice President of Global Sales and Ryan Workman as Vice President, Business Development & Product Management in April 2026, adding more than 40 combined years of defense, aerospace, and Electro-Optical/Infrared business development experience to accelerate conversion of pipeline into contracted revenue.

Management Commentary

Sam Rubin, President and Chief Executive Officer of LightPath, said: “The third quarter of fiscal 2026 demonstrated continued execution against our vertically integrated strategy, with revenue growing 109% year over year to $19.1 million and gross profit expanding 161% year over year to $7.0 million. We delivered our third consecutive quarter of positive adjusted EBITDA and ended the quarter with a record order backlog of $110.6 million, up 196% from the start of the fiscal year. The scale and quality of our backlog is the clearest indication yet that LightPath has established itself as a mission critical supplier for some of the most important optical and infrared imaging programs in the U.S. and allied defense industrial base.

“The strategic thesis we have been executing against for the past several years continues to be reinforced by customer behavior and U.S. government policy. The Fiscal Year 2026 National Defense Authorization Act directs the U.S. Department of War to eliminate reliance on optical glass and optical systems sourced from certain foreign nations by January 1, 2030. Our broad offering of BlackDiamond™ chalcogenide glasses, including those licensed exclusively from the U.S. Naval Research Laboratory, along with our infrared cameras, assemblies, and thermal imaging systems, are already designed, manufactured, and delivered in alignment with those requirements. With the addition of AM, we now operate two U.S. based BlackDiamond™ glass production sites and have expanded our infrared glass portfolio to roughly 20 proprietary compositions, which is among the broadest selection of infrared materials available anywhere.

“Our February Investor Day laid out where we go from here. We are organizing the business around three pillars of growth: optical assemblies, infrared camera systems, and large defense programs of record. Each pillar has an addressable market measured in hundreds of millions to billions of dollars, and each is enabled by the same underlying BlackDiamond™, molding, coating, and camera technologies. Programs such as NGSRI, SPEIR, Apache, border surveillance, and counter UAS are no longer theoretical; they are in production or nearing it, and they increasingly carry BlackDiamond™ content. We are on track to complete the redesign of G5’s cooled infrared camera family onto BlackDiamond™ by the end of summer 2026, and beleive that this will position LightPath to meet long range camera demand at scale while competitors continue to work through the Germanium supply constraint.

“With a strong balance sheet, two operating glass manufacturing facilities, an expanded camera portfolio, and a deeper senior commercial leadership team following the appointments of Doug Schoen and Ryan Workman, we believe LightPath is well positioned to continue converting our record backlog into revenue, expand margins as volume scales, and pursue further accretive M&A that accelerates our transition into a platform provider of mission critical optical and imaging solutions,” concluded Rubin.

Third Quarter Fiscal 2026 Financial Results

Revenue for the third quarter of fiscal 2026 increased 109% to $19.1 million, as compared to $9.2 million in the same quarter of the prior fiscal year. Revenue was split amongst the Company’s product groups in the third quarter of fiscal 2026 and the same quarter of the prior fiscal year as follows:

Product Group Revenue ($ in millions)***	Third Quarter of Fiscal 2026	Third Quarter of Fiscal 2025	% Change
Infrared ("IR") Components	$6.1	$3.6	69%
Visible Components	$4.0	$2.8	40%
Assemblies & Modules	$8.4	$1.9	355%
Engineering Services	$0.6	$0.8	(29)%

*** Numbers may not foot due to rounding

Gross profit increased 161.1% to $7.0 million, or 36% of total revenues, in the third quarter of fiscal 2026, as compared to $2.7 million, or 29% of total revenues, in the same year-ago quarter. The increase in gross margin as a percentage of revenue was primarily driven by the increase in revenue from assemblies and modules, which generally carry higher margins, as well as an improved infrared component mix and manufacturing yields.

Operating expenses for the third quarter of fiscal 2026 include a fair value adjustment of $3.4 million related to the G5 earnout liability, which will continue to be adjusted through operating expenses until it is fully paid out. Excluding this amount, operating expenses increased $1.8 million, or 30%, to $7.8 million for the third quarter of fiscal 2026, as compared to $6.0 million in the same year-ago quarter. The increase was primarily driven by integration of G5 Infrared and AM, increased sales and marketing spend, higher information technology spend to meet customer security requirements, and increased SG&A personnel costs.

Net loss in the third quarter of fiscal 2026 totaled $4.1 million, or $0.07 per basic and diluted share, as compared to $3.6 million, or $0.44 per basic and diluted share, in the same year-ago quarter. The year-over-year change in net loss was primarily attributable to the change in fair value of acquisition liabilities for the earnout related to the acquisition of G5 Infrared.

Adjusted EBITDA** for the third quarter of fiscal 2026 was $1.1 million, as compared to an adjusted EBITDA loss of $1.6 million for the same year-ago quarter. The increase was primarily attributable to the increase in gross profit, driven by higher sales, partially offset by increased SG&A and new product development costs.

Cash and cash equivalents as of March 31, 2026 totaled $55.2 million, as compared to $4.9 million as of June 30, 2025. Total backlog as of March 31, 2026 was approximately $110.6 million, an increase of 196% compared to $37.4 million as of June 30, 2025.

Third Quarter Fiscal 2026 Earnings Call

Management will host an investor conference call at 5:00 p.m. Eastern time today, Thursday, May 7, 2026, to discuss the Company's third quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q3 FY2026 Earnings Conference Call
Date: Thursday, May 7, 2026

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-833-316-1983

International Dial-in: 1-785-838-9310

Conference ID: LIGHT

Webcast: LPTH Q3 FY2026 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, May 21, 2026. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 11161627. A webcast replay will also be available using the webcast link above.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

**Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to EBITDA and adjusted EBITDA, which are non-GAAP financial measures. The Company calculates EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation, and amortization. We also calculate adjusted EBITDA, which excludes, as applicable: (1) stock compensation expenses; (2) the loss on extinguishment of debt; (3) the effect of the non-cash income or expense associated with the mark-to-market adjustments, related to the warrants; (4) the effect of non-cash income or expenses associated with the fair value adjustments related to the acquisition earnout liabilities; (5) acquisition costs, including legal fees and due diligence; and (6) the effect of foreign exchange gains or losses.

A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The Company's management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze underlying business operations and understand performance. In addition, management may utilize these non-GAAP financial measures as guides in forecasting, budgeting, and planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is presented in the table below.

LIGHTPATH TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	(unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net loss	$(4,106,287)	$(3,582,460)	$(16,404,698)	$(7,817,202)
Depreciation and amortization	1,263,005	1,463,150	3,717,691	3,356,752
Income tax provision	91,390	100,031	203,216	160,192
Interest (income) expense	(271,641)	486,833	282,235	805,246
EBITDA	$(3,023,533)	$(1,532,446)	$(12,201,556)	$(3,495,012)
Stock-based compensation	562,966	239,134	1,261,577	745,155
Loss on extinguishment of debt	—	418,502	506,280	418,502
Change in fair value of warrant liability	—	(870,554)	—	(870,554)
Change in fair value of acquisition earnout liabilities	3,393,000	130,445	12,234,529	130,445
Acquisition costs	145,539	—	220,175	—
Foreign exchange loss (gain)	59,195	(7,627)	115,264	(11,701)
Adjusted EBITDA	$1,137,167	$(1,622,546)	$2,136,269	$(3,083,165)
% of revenue	6%	-18%	4%	-12%

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding expectations, beliefs, hopes, intentions or strategies regarding, among other things, the Company’s ability to execute on its growth strategy to deliver revenue growth and value to its shareholders; the Company’s belief that it has established itself as a mission critical supplier for programs in the U.S. and allied defense industrial base; the Company’s expectations regarding customer behavior and U.S. government policy; the Company’s expectations regarding its timing of the redesign of G5’s infrared products; the Company’s ability to grow its backlog, expand margins as volume scales and pursue acquisitions, as well as other statements that are other than historical fact. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the likelihood that the impact of varying demand for the Company products; the U.S. government's initiatives to move away from using optical systems from certain foreign nations; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; the Company's reliance on a few key customers; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact that international tariffs may have on our business and results of operations; the impact of political and other risks as a result of our sales to internal customers and/or our sourcing of materials from international suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas-Israel war; the effects of steps that the Company could take to reduce operating costs; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director

MZ Group – MZ North America

LPTH@mzgroup.us

+1 (949) 259-4987

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	June 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$55,235,181	$4,877,036
Trade accounts receivable, net of allowance of $49,017 and $24,495	10,797,645	9,455,310
Inventories, net	13,344,705	12,858,838
Prepaid expenses and deposits	3,440,598	1,142,661
Other current assets	185,503	40,150
Total current assets	83,003,632	28,373,995

Property and equipment, net	15,828,239	15,864,061
Operating lease right-of-use assets	8,406,283	7,429,378
Intangible assets, net	17,589,628	15,987,923
Goodwill	19,315,177	13,753,921
Deferred tax assets, net	22,233	22,571
Other assets	99,987	73,917
Total assets	$144,265,179	$81,505,766
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,030,975	$7,421,430
Accrued liabilities	10,813,017	5,686,396
Accrued payroll and benefits	3,125,747	2,359,152
Operating lease liabilities, current	1,177,423	1,254,062
Loans payable, current portion	113,085	172,567
Finance lease obligation, current portion	271,015	206,518
Total current liabilities	21,531,262	17,100,125
Deferred tax liabilities, net	88,099	152,760
Accrued liabilities, noncurrent	—	823,000
Finance lease obligation, less current portion	460,316	421,363
Operating lease liabilities, noncurrent	9,197,980	8,326,250
Loans payable, less current portion	103,661	4,804,990
Total liabilities	31,381,318	31,628,488

Commitments and Contingencies

Series G Convertible Preferred Stock; $0.01 par value; 44,000 shares authorized; 17,346 and 24,956 shares issued and outstanding	$23,794,184	$34,232,510

Stockholders’ equity:
Preferred stock: Series D, $0.01 par value, voting; 500,000 shares authorized; none issued and outstanding	—	—
Common stock: Class A, $0.01 par value, voting; 94,500,000 shares authorized; 61,207,012 and 42,949,307 shares issued and outstanding	612,070	429,493
Additional paid-in capital	334,313,395	244,953,346
Accumulated other comprehensive income	1,285,667	978,686
Accumulated deficit	(247,121,455)	(230,716,757)
Total stockholders’ equity	89,089,677	15,644,768
Total liabilities, convertible preferred stock and stockholders’ equity	$144,265,179	$81,505,766

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenue, net	$19,149,814	$9,167,627	$50,559,747	$24,992,837
Cost of sales	12,193,531	6,503,526	33,100,562	17,553,476
Gross profit	6,956,283	2,664,101	17,459,185	7,439,361
Operating expenses:
Selling, general and administrative	6,296,286	4,448,359	16,539,617	11,075,005
New product development	1,041,794	757,938	2,658,051	1,998,775
Amortization of intangible assets	477,245	779,025	1,378,295	1,469,512
Change in fair value of acquisition earnout liabilities	3,393,000	130,445	12,234,529	130,445
Loss on disposal of property and equipment	—	2,068	4,016	80,505
Total operating expenses	11,208,325	6,117,835	32,814,508	14,754,242
Operating loss	(4,252,042)	(3,453,734)	(15,355,323)	(7,314,881)
Other income (expense):
Interest income (expense), net	271,641	(486,833)	(282,235)	(805,246)
Loss on extinguishment of debt	—	(418,502)	(506,280)	(418,502)
Change in fair value of warrant liability	—	870,554	—	870,554
Other expense (income), net	(34,496)	6,086	(57,644)	11,065
Total other income (expense)	237,145	(28,695)	(846,159)	(342,129)
Loss before income taxes	(4,014,897)	(3,482,429)	(16,201,482)	(7,657,010)
Income tax provision	91,390	100,031	203,216	160,192
Net loss	$(4,106,287)	$(3,582,460)	$(16,404,698)	$(7,817,202)
Foreign currency translation adjustment	1,739	120,572	306,981	(58,869)
Comprehensive loss	$(4,104,548)	$(3,461,888)	$(16,097,717)	$(7,876,071)
Loss per common share (basic)	$(0.07)	$(0.09)	$(0.33)	$(0.19)
Number of shares used in per share calculation (basic)	58,628,741	41,363,643	49,572,872	40,209,657
Loss per common share (diluted)	$(0.07)	$(0.09)	$(0.33)	$(0.19)
Number of shares used in per share calculation (diluted)	58,628,741	41,363,643	49,572,872	40,209,657

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

	Temporary Equity					Accumulated
	Series G Convertible		Class A		Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balances at June 30, 2025	24,956	$34,232,510	42,949,307	$429,493	$244,953,346	$978,686	$(230,716,757)	$15,644,768
Issuance of common stock for:
Exercise of stock options, RSUs & RSAs, net	—	—	8,583	86	(86)	—	—	—
Issuance of common stock under private equity placement	—	—	1,600,000	16,000	7,878,045	—	—	7,894,045
Issuance of common stock for acquisition of Visimid	—	—	112,323	1,123	348,877	—	—	350,000
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	349,624	—	—	349,624
Foreign currency translation adjustment	—	—	—	—	—	92,383	—	92,383
Net loss	—	—	—	—	—	—	(2,893,002)	(2,893,002)
Balances at September 30, 2025	24,956	$34,232,510	44,670,213	$446,702	$253,529,806	$1,071,069	$(233,609,759)	$21,437,818
Issuance of common stock for:
Exercise of stock options, RSUs & RSAs, net	—	—	120,234	1,203	(1,203)	—	—	—
Exercise of warrants	—	—	739,730	7,397	(7,397)	—	—	—
Issuance of common stock under public equity placement	—	—	8,912,500	89,125	65,251,709	—	—	65,340,834
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	348,986	—	—	348,986
Foreign currency translation adjustment	—	—	—	—	—	212,859	—	212,859
Net loss	—	—	—	—	—	—	(9,405,409)	(9,405,409)
Balances at December 31, 2025	24,956	$34,232,510	54,442,677	$544,427	$319,121,901	$1,283,928	$(243,015,168)	$77,935,088
Issuance of common stock for:
Employee Stock Purchase Plan	—	—	2,302	23	24,839	—	—	24,862
Exercise of stock options, RSUs & RSAs, net	—	—	112,723	1,127	11,376	—	—	12,503
Exercise of warrants	—	—	2,728,968	27,290	(27,290)	—	—	—
Fees for issuance of common stock under public equity placement	—	—	—	—	(98,293)	—	—	(98,293)
Issuance of common stock for acquisition of Amorphous	—	—	83,518	835	1,026,245	—	—	1,027,080
Issuance of common stock for acquisition of G5	—	—	297,445	2,974	3,146,968	—	—	3,149,942
Conversion of Series G Preferred to Common	(7,610)	(10,438,326)	3,539,379	35,394	10,402,932	—	—	10,438,326
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	704,717	—	—	704,717
Foreign currency translation adjustment	—	—	—	—	—	1,739	—	1,739
Net loss	—	—	—	—	—	—	(4,106,287)	(4,106,287)
Balances at March 31, 2026	17,346	$23,794,184	61,207,012	$612,070	$334,313,395	$1,285,667	$(247,121,455)	$89,089,677

Balances at June 30, 2024	—	$—	39,254,643	$392,546	$245,140,758	$509,936	$(215,843,575)	$30,199,665
Issuance of common stock for:
Employee Stock Purchase Plan	—	—	8,232	82	10,290	—	—	10,372
Exercise of Stock Options, RSUs & RSAs, net	—	—	70,309	703	(703)	—	—	—
Issuance of common stock for acquisition of Visimid	—	—	279,553	2,796	318,562	—	—	321,358
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	264,475	—	—	264,475
Foreign currency translation adjustment	—	—	—	—	—	271,594	—	271,594
Net loss	—	—	—	—	—	—	(1,622,745)	(1,622,745)
Balances at September 30, 2024	—	$—	39,612,737	$396,127	$245,733,382	$781,530	$(217,466,320)	$29,444,719
Issuance of common stock for:
Exercise of Stock Options, RSUs & RSAs, net	—	—	229,097	2,291	(2,291)	—	—	—
Shares issued as compensation	—	—	49,000	490	89,180	—	—	89,670
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	231,581	—	—	231,581
Foreign currency translation adjustment	—	—	—	—	—	(451,035)	—	(451,035)
Net loss	—	—	—	—	—	—	(2,611,997)	(2,611,997)
Balances at December 31, 2024	—	$—	39,890,834	$398,908	$246,051,852	$330,495	$(220,078,317)	$26,702,938
Issuance of preferred stock under private equity placement, net of fees	24,956	19,648,488	—	—	—	—	—	—
Issuance of common stock for:
Employee Stock Purchase Plan	—	—	1,137	11	4,002	—	—	4,013
Exercise of Stock Options, RSUs & RSAs, net	—	—	238,641	2,387	788	—	—	3,175
Issuance of common stock for acquisition of Visimid	—	—	102,700	1,027	391,561	—	—	392,588
Issuance of common stock for acquisition of G5	—	—	1,972,501	19,725	4,852,343	—	—	4,872,068
Issuance of common stock under private equity placement, net of fees	—	—	687,750	6,878	1,584,014	—	—	1,590,892
Issuance of warrants under private placement, net of fees	—	—	—	—	177,445	—	—	177,445
Preferred cumulative dividends plus accretion	—	14,751,134	—	—	(14,751,134)	—	—	(14,751,134)
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	194,303	—	—	194,303
Foreign currency translation adjustment	—	—	—	—	—	120,572	—	120,572
Net loss	—	—	—	—	—	—	(3,582,460)	(3,582,460)
Balances at March 31, 2025	24,956	$34,399,622	42,893,563	$428,936	$238,505,174	$451,067	$(223,660,777)	$15,724,400

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(16,404,698)	$(7,817,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,717,691	3,356,752
Interest from amortization of loan issuance costs	90,124	161,905
Amortization of fair value of loan	90,321	—
Loss on extinguishment of debt	506,280	418,502
Change in fair value of warrant liability	—	(870,554)
Change in fair value of acquisition earnout liabilities	12,234,529	130,445
Earnout payment for acquisition of G5, net of financing portion	(3,813,587)	—
Loss on disposal of property and equipment	4,016	80,505
Stock-based compensation on stock options, RSUs & RSAs, net	1,261,577	745,155
Provision for credit losses	(26,034)	(3,014)
Change in operating lease assets and liabilities	(181,814)	(91,582)
Inventory write-offs to allowance	215,129	135,625
Deferred taxes	(64,323)	(2,368)
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	(1,200,965)	(822,043)
Other current assets	(145,353)	73,362
Inventories	(247,597)	(1,206,340)
Prepaid expenses and deposits	(2,182,257)	(360,439)
Accounts payable and accrued liabilities	1,030,382	389,844
Net cash used in operating activities	(5,116,579)	(5,681,447)

Cash flows from investing activities:
Purchase of property and equipment	(1,844,395)	(580,726)
Proceeds from sale of equipment	—	10,648
Acquisition of Amorphous	(7,000,111)	—
Acquisition of G5	—	(20,250,011)
Net cash used in investing activities	(8,844,506)	(20,820,089)

Cash flows from financing activities:
Proceeds from exercise of stock options	12,503	3,175
Proceeds from sale of common stock from Employee Stock Purchase Plan	24,862	14,385
Proceeds from issuance of common stock under public equity placement, net of fees	65,242,541	—
Proceeds from issuance of common stock under private equity placement, net of fees	7,894,045	437,725
Proceeds from issuance of preferred stock under private equity placement, net of fees	—	18,842,138
Proceeds from issuance of warrants under private equity placement, net of fees	—	4,620,561
Earnout payment for acquisition of G5, net of operating portion	(3,536,471)	—
Deferred payment for acquisition of Visimid	—	(125,000)
Borrowings on loans payable	—	6,659,596
Loan issuance costs	—	(597,465)
Payments on loans payable	(5,442,930)	(149,118)
Repayment of finance lease obligations	(168,089)	(133,711)
Net cash provided by financing activities	64,026,461	29,572,286
Effect of exchange rate on cash and cash equivalents	292,769	(72,133)
Change in cash and cash equivalents	50,358,145	2,998,617
Cash and cash equivalents, beginning of period	4,877,036	3,480,268
Cash and cash equivalents, end of period	$55,235,181	$6,478,885

Supplemental disclosure of cash flow information:
Interest paid in cash	$390,457	$66,136
Income taxes paid	$194,527	$118,016
Supplemental disclosure of non-cash investing & financing activities:
Purchase of equipment through finance lease arrangements	$275,471	$93,048
Operating right-of-use assets acquired in exchange for operating lease liabilities	$1,956,911	$—
Issuance of common stock for acquisition of Visimid	$350,000	$713,946
Issuance of common stock for acquisition of G5, including earnouts	$3,149,942	$4,872,068
Issuance of common stock for acquisition of AML, including earnouts	$1,027,080	$—
Accrual of earnout consideration for acquisition of G5	$—	$3,536,471
Accrual of earnout consideration for acquisition of AML	$1,780,000	$—
Extinguishment of debt in exchange for common stock, preferred stock, warrants and a note	$—	$3,057,110